Exhibit 99.1

FOR RELEASE AT 8:00 A.M. EDT	For further information
TUESDAY, OCTOBER 23, 2007	Investor Contact:	Carl Kraus
904-357-9158

Rayonier Reports Third Quarter 2007 Results

JACKSONVILLE, Fla., October 23, 2007 – Rayonier (NYSE: RYN) today reported third quarter net income of $71.5 million, or 90 cents per share. This compares to $33.3 million, or 42 cents per share, in second quarter 2007 and $55.1 million, or 70 cents per share, in third quarter 2006.

There were no special items in this quarter. Second quarter results included a special item charge of $10.1 million, or 13 cents per share, for timber damaged by forest fires. Third quarter 2006 included a special item gain of $5.3 million, or 7 cents per share, for IRS audit settlements including associated interest expense. (See Schedule H for details.)

Lee M. Thomas, Chairman, President and CEO said, “Our financial performance reflects the strength and diversity of our core businesses. Real Estate and Performance Fibers provided strong operating results and cash flows. In Timber, cash generation remained solid due to our ability to shift product mix in response to strong pulpwood demand. In our Real Estate business, we benefited from continued interest in our rural properties, as evidenced by our recent $46.6 million, 3,100 acre land sale in Florida.”

Sales of $334 million were $34 million and $22 million above second quarter 2007 and third quarter 2006, respectively.

For the nine months ended September 30, cash provided by operating activities was $264 million, or $41 million above the comparable 2006 period. Cash available for distribution (CAD) of $217 million was $70 million above 2006, primarily due to improved earnings. (CAD is a non-GAAP measure defined and reconciled to the nearest GAAP measure in the attached exhibits.)

Debt of $622 million was $37 million below year-end 2006, while the debt-to-capital ratio of 38.7 percent improved from 41.7 percent. Cash and cash equivalents of $92 million were $52 million above year-end 2006.

Timber

Sales of $50 million and operating income of $12 million were $6 million and $9 million below second quarter, respectively, reflecting reduced demand for sawlogs and lower salvage value for fire-damaged timber, somewhat offset by favorable demand for pulpwood. Compared to third quarter 2006, sales increased $6 million largely due to increased pulpwood and salvage timber volumes, while operating income declined by $5 million due to product mix.

Real Estate

Sales of $56 million and operating income of $48 million were $27 million and $24 million above second quarter, respectively. Compared to third quarter 2006, sales and operating income each increased $10 million. For both comparative periods, the improvements were driven by the recent $46.6 million sale of 3,100 acres in Florida to an industrial buyer.

Performance Fibers

Sales and operating income of $189 million and $43 million, respectively, were $21 million and $12 million above second quarter, and $25 million and $22 million above third quarter 2006. As compared to both prior periods, the improvements were primarily driven by increased pricing and volume, coupled with lower costs.

Wood Products

Sales of $24 million were comparable to second quarter. An operating loss of $2 million was unfavorable by nearly $1 million to second quarter. Compared to third quarter 2006, sales declined $2 million although the operating loss was favorable by nearly $2 million, as cost reductions more than offset lower prices.

Other Operations

Sales of $15 million were $8 million below second quarter and $17 million lower than third quarter 2006, reflecting the closure of the company’s wood products trading business in the Northwest U.S. Operating results for the quarter were essentially breakeven.

Other Items

Corporate expenses were $9.0 million, up $0.4 million from second quarter and $1.9 million above third quarter 2006, primarily due to stock-based and other incentive compensation expenses.

Interest expense of $15.0 million was $1.4 million above second quarter and $4.0 million above the prior year period largely as a result of $2.3 million of interest related to a tax reserve adjustment for the 2003 and 2004 IRS audits and higher average debt balances.

The third quarter effective tax rate before discrete items was 9.7 percent, compared to 14.2 percent in the 2006 comparable period primarily because of higher REIT income. Including discrete items, the effective tax rate was 9.6 percent compared to 4.8 percent in third quarter 2006. (See Schedule J for details.)

Debt Offering

On October 16, Rayonier TRS Holdings, Inc. (TRS) closed on $300 million of 3.75% Senior Exchangeable Notes due 2012, with a 22 percent exchange premium. In order to limit potential dilution to Rayonier shareholders from the possible exchange of notes, TRS and Rayonier entered into separate exchangeable note hedge and warrant sale transactions which will have the effect of increasing the exchange premium from 22 percent to 40 percent, or to $62.90 per share. A portion of the proceeds will be used to refinance higher cost debt, generating significant interest savings.

Outlook

“We expect another good year, with 2007 earnings between $2.25 and $2.32 per share, excluding special items,” Thomas said. “The diversity of our core businesses should position us to generate favorable results through a range of economic conditions.”

“In Performance Fibers, we should realize strong earnings and cash flow as a result of our market-leading position in high-value cellulose specialties. In Real Estate, we expect to receive entitlements on 3,300 acres in coastal Georgia in the near term. In addition, we are seeing continued interest from industrial buyers for rural properties, especially where population growth is driving infrastructure needs. In Timber, our ability to manage product mix allows us to take advantage of strong pulpwood demand while waiting for sawlog markets to recover. The success of our $300 million convertible debt offering provides us lower interest cost and greater flexibility to pursue strategic growth initiatives. In all, we’re well positioned to deliver solid results for our shareholders.”

A conference call will be held on Tuesday, October 23, at 2:00 p.m. EDT to discuss these results. Interested parties are invited to listen to the live webcast by logging on to www.rayonier.com and following the link. Supplemental materials will be available at the website. A replay will be available on the site shortly after the call where it will be archived for one month. Also, investors may access the “listen only” conference call by dialing 913-981-5584.

For further information, visit the company’s web site at www.rayonier.com. Complimentary copies of Rayonier press releases and other financial documents are also available by mail or fax by calling 1-800-RYN-7611.

Rayonier is a leading international forest products company with three core businesses: Timber, Real Estate and Performance Fibers. The company owns, leases or manages 2.6 million acres of timber and land in the United States and New Zealand. The company’s holdings include approximately 200,000 acres with residential and commercial development potential along the fast-growing Interstate 95 corridor between Savannah, Georgia, and Daytona Beach, Florida. Its Performance Fibers business is the world’s leading producer of high-value specialty cellulose fibers. Approximately 40 percent of the company’s sales are outside the U.S. to customers in more than 50 countries. Rayonier is structured as a real estate investment trust.

Certain statements in this press release regarding anticipated earnings and other statements relating to Rayonier’s financial and operational performance are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “anticipate” and other similar language. The following important factors, among others, could cause actual results to differ materially from those expressed in the forward-looking statements: the cyclical and competitive nature of the forest products and real estate industries; fluctuations in demand for, or supply of, our performance fibers products, timber, wood products or real estate and entry of new competitors into these markets; changes in energy and raw material prices, particularly for our performance fibers and wood products businesses; changes in global market trends and world events, including those that could impact customer demand; changes in environmental laws and regulations, including laws regarding air emissions and water discharges, remediation of contaminated sites, timber harvesting, delineation of wetlands, and endangered species, that may restrict or adversely impact our ability to conduct our business; the lengthy, uncertain and costly process associated with the ownership or development of real estate, especially in Florida, which also may be affected by changes in law, policy and political factors beyond our control; unexpected delays in the entry into or closing of real estate transactions; adverse weather conditions, including natural disasters, affecting our timberland and the production, distribution and availability of raw materials such as wood, energy and chemicals; our ability to identify and complete timberland and higher value real estate acquisitions; the geographic concentration of a significant portion of our timberland; changes in key management and personnel; interest rate and currency movements; our capacity to incur additional debt; changes in import and export controls or taxes; our ability to continue to qualify as a REIT and to fund distributions using cash generated through our taxable REIT subsidiaries; the ability to complete like-kind-exchanges of timberlands and real estate; changes in tax laws that could reduce the benefits associated with REIT status; and additional factors described in the company’s most recent Form 10-K on file with the Securities and Exchange Commission. Rayonier assumes no obligation to update these statements except as may be required by law.

# # #

RAYONIER

FINANCIAL HIGHLIGHTS

SEPTEMBER 30, 2007 (unaudited)

(millions of dollars, except per share information)

	Three Months Ended			Nine Months Ended
	September 30, 2007	June 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Profitability
Sales	$334.2	$300.4	$312.0	$934.3	$901.3
Operating income	$92.7	$55.7	$65.8	$203.6	$161.9
Pro forma operating income (a)	$92.7	$65.8	$65.8	$213.7	$154.1
Net income	$71.5	$33.3	$55.1	$139.9	$121.2
Income per diluted common share
Net income	$0.90	$0.42	$0.70	$1.77	$1.55
Pro forma net income (a)	$0.90	$0.55	$0.63	$1.90	$1.40
Pro forma operating income as a percent of sales (a)	27.7%	21.9%	21.1%	22.9%	17.1%
Adjusted ROE (a)	N/M	N/M	N/M	21.0%	16.1%
Average diluted shares outstanding (millions)	79.1	78.8	78.1	78.8	78.0

	Nine Months Ended Sept. 30,
	2007	2006
Capital Resources and Liquidity
Cash provided by operating activities	$263.7	$222.3
Cash used for investing activities	$(83.5)	$(99.4)
Cash used for financing activities	$(128.9)	$(101.5)
Adjusted EBITDA (b) (d)	$334.2	$263.7
Cash Available for Distribution (CAD) (c) (d)	$216.7	$146.3

	09/30/07	12/31/06
Debt (1)	$621.6	$659.0
Debt / capital	38.7%	41.7%
Cash	$92.2	$40.2

(a), (b), (c) and (d), see Schedule B.

N/M:	Not meaningful.
(1)	In October, Rayonier TRS Holdings Inc. issued $300 million of 3.75% Senior Exchangeable Notes due 2012.

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RAYONIER

FOOTNOTES FOR SCHEDULE A

SEPTEMBER 30, 2007 (unaudited)

(a)	Pro forma operating income and net income, and Adjusted ROE are non-GAAP measures. See Schedule H for reconciliation to the nearest GAAP measure.
(b)	Adjusted EBITDA is defined as earnings from operations before interest, taxes, depreciation, depletion, amortization and the non-cash cost basis of real estate sold. Adjusted EBITDA is a non-GAAP measure of operating cash generating capacity of the Company. See reconciliation on Schedule I.
(c)	Cash Available for Distribution (CAD) is defined as cash provided by operating activities less capital spending, adjusted for equity based compensation amounts, the tax benefits associated with certain strategic acquisitions, the change in committed cash and other items which include the proceeds from matured energy forward contracts and the change in capital expenditures purchased on account. CAD is a non-GAAP measure of cash generated during a period that is available for dividend distribution, repurchase of the Company’s common shares, debt reduction and for strategic acquisitions net of associated financing. See reconciliation on Schedule H.
(d)	Management considers these measures to be important to estimate the enterprise and shareholder values of the Company as a whole and of its core segments, and for allocating capital resources. In addition, analysts, investors and creditors use these measures when analyzing the financial condition and cash generating ability of the Company.

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RAYONIER

CONDENSED STATEMENTS OF CONSOLIDATED INCOME

SEPTEMBER 30, 2007 (unaudited)

(millions of dollars, except per share information)

	Three Months Ended			Nine Months Ended
	September 30, 2007	June 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Sales	$334.2	$300.4	$312.0	$934.3	$901.3

Costs and expenses
Cost of sales (a)	227.3	231.2	231.3	690.2	702.9
Selling and general expenses	16.9	16.2	14.5	48.9	45.1
Other operating income, net	(2.7)	(2.7)	0.4	(8.4)	(0.8)

Operating income before gain on sale of New Zealand timber assets	92.7	55.7	65.8	203.6	154.1
Gain on sale of New Zealand timber assets	—	—	—	—	7.8

Operating income (a)	92.7	55.7	65.8	203.6	161.9
Interest expense	(15.0)	(13.6)	(11.0)	(42.2)	(35.1)
Interest and other income, net	1.4	1.1	3.0	3.6	7.0

Income before taxes	79.1	43.2	57.8	165.0	133.8
Income tax expense	(7.6)	(9.9)	(2.7)	(25.1)	(12.6)

Net income	$71.5	$33.3	$55.1	$139.9	$121.2

Income per Common Share:
Basic
Net income	$0.92	$0.43	$0.71	$1.80	$1.58

Diluted
Net income	$0.90	$0.42	$0.70	$1.77	$1.55

Adjusted diluted EPS (b)
Pro forma net income	$0.90	$0.55	$0.63	$1.90	$1.40

Weighted average Common Shares used for determining
Basic EPS	77,760,290	77,446,494	76,508,135	77,454,510	76,421,839

Diluted EPS	79,059,474	78,766,692	78,062,219	78,794,204	78,039,382

(a)	Cost of sales and operating income for the nine months ended September 30, 2007 include the $10.1 million charge for an estimate of timber destroyed by forest fires. Excluding this amount, cost of sales and operating income for the nine months ended September 30, 2007, were $680.1 million and $213.7 million, respectively.
(b)	Non-GAAP measure, see Schedule H for a reconciliation to the nearest GAAP measure.

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RAYONIER

BUSINESS SEGMENT SALES AND OPERATING INCOME (LOSS)

SEPTEMBER 30, 2007 (unaudited)

(millions of dollars)

	Three Months Ended			Nine Months Ended
	September 30, 2007	June 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Sales
Timber	$50.3	$56.7	$44.3	$172.0	$159.8
Real Estate	55.9	29.2	46.3	106.1	77.2
Performance Fibers
Cellulose specialties	137.6	129.0	120.3	396.1	353.4
Absorbent materials	51.2	38.8	43.2	126.9	121.9

Total Performance Fibers	188.8	167.8	163.5	523.0	475.3

Wood Products	24.3	23.8	26.3	67.8	90.1
Other Operations	14.9	22.9	31.7	65.4	99.1
Intersegment eliminations	—	—	(0.1)	—	(0.2)

Total sales	$334.2	$300.4	$312.0	$934.3	$901.3

Pro forma operating income/(loss) (a)
Timber	$12.0	$21.1	$17.1	$59.4	$70.7
Real Estate	47.6	24.0	37.6	86.8	58.7
Performance Fibers	43.1	31.0	21.1	101.2	47.3
Wood Products	(1.5)	(0.7)	(3.1)	(5.5)	1.3
Other Operations	0.4	(1.0)	0.1	(1.9)	0.1
Corporate	(9.0)	(8.6)	(7.1)	(26.7)	(23.7)
Intersegment eliminations and other	0.1	—	0.1	0.4	(0.3)

Pro forma operating income (a)	$92.7	$65.8	$65.8	$213.7	$154.1

(a)	Timber segment operating income excludes the $10.1 million fire loss for the nine months ended September 30, 2007 and the $7.8 million gain on sale of NZ timber assets for the nine months ended September 30, 2006. Pro forma operating income is a non-GAAP measure, see Schedule H for a reconciliation to the nearest GAAP measure.

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RAYONIER

CONDENSED CONSOLIDATED BALANCE SHEETS AND STATEMENTS OF CASH FLOWS

SEPTEMBER 30, 2007 (unaudited)

(millions of dollars)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2007	December 31, 2006
Assets
Current assets	$299.1	$300.3
Timber, timberlands and logging roads, net of depletion and amortization	1,115.4	1,127.5
Property, plant and equipment	1,340.4	1,365.0
Less - accumulated depreciation	(991.7)	(1,011.2)

	348.7	353.8

Investment in New Zealand JV	62.6	61.2
Other assets	142.4	121.8

	$1,968.2	$1,964.6

Liabilities and Shareholders' Equity
Current liabilities	$177.7	$193.3
Long-term debt	621.0	655.4
Non-current liabilities for dispositions and discontinued operations	106.9	111.8
Other non-current liabilities	78.8	86.1
Shareholders' equity	983.8	918.0

	$1,968.2	$1,964.6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30, 2007	September 30, 2006
Cash provided by operating activities:
Net Income	$139.9	$121.2
Depreciation, depletion, amortization and non-cash basis of real estate sold	122.7	109.6
Non-cash charge for forest fire losses	9.6	—
Other non-cash items included in income	10.3	(7.5)
Changes in working capital and other assets and liabilities	(18.8)	(1.0)

	263.7	222.3

Cash used for investing activities:
Capital expenditures	(67.4)	(88.0)
Purchase of timberlands, real estate and wood chipping facilities	(16.8)	(30.5)
Proceeds from sale of portion of New Zealand timber assets	—	21.8
Increase in restricted cash	(0.4)	(3.6)
Other	1.1	0.9

	(83.5)	(99.4)

Cash used for financing activities:
Repayment of debt, net	(38.6)	(2.7)
Dividends paid	(111.6)	(107.8)
Issuance of common shares	15.0	7.0
Repurchase of common shares	—	(0.5)
Excess tax benefits from equity-based compensation	6.3	2.5

	(128.9)	(101.5)

Effect of exchange rate changes on cash	0.6	1.2

Cash and cash equivalents:
Increase in cash and cash equivalents	52.0	22.6
Balance, beginning of year	40.2	146.2

Balance, end of period	$92.2	$168.8

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RAYONIER

SELECTED SUPPLEMENTAL FINANCIAL DATA

SEPTEMBER 30, 2007 (unaudited)

(millions of dollars)

	Three Months Ended			Nine Months Ended
	September 30, 2007	June 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Geographical Data (Non-U.S.)
Sales
New Zealand	$10.1	$11.7	$8.5	$34.1	$22.2
Other	2.5	2.4	3.5	6.9	11.7

Total	$12.6	$14.1	$12.0	$41.0	$33.9

Operating income (loss)
New Zealand	$0.8	$1.1	$(0.1)	$2.7	$(1.5)
Other	(0.6)	(0.5)	(0.3)	(1.6)	(1.2)

Total	$0.2	$0.6	$(0.4)	$1.1	$(2.7)

Timber
Sales
Western U.S.	$24.3	$29.2	$24.4	$84.2	$86.7
Eastern U.S.	23.2	24.5	17.2	78.8	65.7
New Zealand	2.8	3.0	2.7	9.0	7.4

Total	$50.3	$56.7	$44.3	$172.0	$159.8

Pro forma operating income (loss) (a)
Western U.S.	$9.9	$15.8	$12.6	$43.7	$50.0
Eastern U.S. (a)	2.3	3.8	4.3	13.9	22.0
New Zealand (a)	(0.2)	1.5	0.2	1.8	(1.3)

Total	$12.0	$21.1	$17.1	$59.4	$70.7

Adjusted EBITDA by Segment (b)
Timber	$28.1	$37.2	$27.3	$113.3	$109.4
Real Estate	53.1	26.6	43.9	98.5	70.9
Performance Fibers	59.7	48.8	41.1	150.9	99.6
Wood Products	—	0.9	(1.4)	(0.8)	6.7
Other Operations	0.3	(0.4)	0.3	(1.4)	0.6
Corporate and other	(8.9)	(8.7)	(6.7)	(26.3)	(23.5)

Total	$132.3	$104.4	$104.5	$334.2	$263.7

(a)	Timber segment operating income excludes the $10.1 million fire loss for the nine months ended September 30, 2007 and the $7.8 million gain on sale of NZ timber assets for the nine months ended September 30, 2006. Pro forma operating income is a non-GAAP measure, see Schedule H for a reconciliation to the nearest GAAP measure.
(b)	Adjusted EBITDA is a non-GAAP measure, see Schedule I for reconciliation to nearest GAAP measure.

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RAYONIER

SELECTED OPERATING INFORMATION

SEPTEMBER 30, 2007 (unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2007	June 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Timber
Western U.S. in millions of board feet	56	72	59	207	223
Eastern U.S. in thousands of short green tons	1,498	1,293	926	4,434	3,377
Real Estate
Acres sold
Development	—	3,882	4,606	4,005	5,357
Rural	5,190	156	1,426	11,213	13,699
Northwest U.S.	386	210	58	744	62

Total	5,576	4,248	6,090	15,962	19,118
Performance Fibers
Sales Volume
Cellulose specialties, in thousands of metric tons	119	111	112	344	337
Absorbent materials, in thousands of metric tons	72	56	68	183	196
Production as a percent of capacity	97.2%	98.6%	101.9%	98.1%	100.1%
Lumber
Sales volume, in millions of board feet	88	87	91	248	267

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RAYONIER

RECONCILIATION OF NON-GAAP MEASURES

SEPTEMBER 30, 2007 (unaudited)

(millions of dollars, except per share information)

CASH AVAILABLE FOR DISTRIBUTION:

	Nine Months Ended
	September 30, 2007	September 30, 2006
Cash provided by operating activities	$263.7	$222.3
Capital spending (a)	(67.4)	(88.0)
Decrease in committed cash	26.3 (b)	10.9
Equity based compensation adjustments	2.9	4.2
Like-kind exchange tax benefits on third party real estate sales (c)	(3.6)	(4.1)
Other	(5.2)	1.0

Cash Available for Distribution	$216.7	$146.3

(a)	Capital spending excludes strategic acquisitions and dispositions.
(b)	Primarily 2006 interest paid in 2007 and previously reflected as a reduction in 2006 CAD.
(c)	Represents taxes that would have been paid if the Company had not completed LKE transactions.

PRO FORMA OPERATING INCOME, NET INCOME AND ADJUSTED RETURN ON EQUITY:

	Three Months Ended
	September 30, 2007		June 30, 2007		September 30, 2006
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
Operating Income	$92.7		$55.7		$65.8
Forest fire loss	—		10.1		—

Pro Forma Operating Income	$92.7		$65.8		$65.8

Net Income	$71.5	$0.90	$33.3	$0.42	$55.1	$0.70
Tax reserves and associated interest	—	—	—	—	(5.3)	(0.07)
Forest fire loss	—	—	10.1	0.13	—	—

Pro Forma Net Income	$71.5	$0.90	$43.4	$0.55	$49.8	$0.63

	Nine Months Ended
	September 30, 2007		September 30, 2006
	$	Per Diluted Share	$	Per Diluted Share
Operating Income	$203.6		$161.9
Sale of New Zealand timber assets	—		(7.8)
Forest fire loss	10.1		—

Pro Forma Operating Income	$213.7		$154.1

Net Income	$139.9	$1.77	$121.2	$1.55
Sale of New Zealand timber assets	—	—	(6.5)	(0.08)
Tax reserves and associated interest	—	—	(5.3)	(0.07)
Forest fire loss	10.1	0.13	—	—

Pro Forma Net Income	$150.0	$1.90	$109.4	$1.40

Annualized pro forma net income	$200.0		$145.9
Divided by: average equity	$950.9		$908.7

Adjusted ROE	21.0%		16.1%

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RAYONIER

RECONCILIATION OF NON-GAAP MEASURES

SEPTEMBER 30, 2007 (unaudited)

(millions of dollars)

ADJUSTED EBITDA:

	Timber	Real Estate	Performance Fibers	Wood Products	Other Operations	Corporate and other	Total
Three Months Ended
September 30, 2007
Cash provided by operating activities	$30.2	$48.7	$57.5	$1.7	$3.7	$(9.6)	$132.2
Income tax expense	—	—	—	—	—	7.6	7.6
Interest, net	—	—	—	—	—	13.4	13.4
Working capital increases (decreases)	(4.1)	1.8	2.1	(1.7)	(3.5)	(35.0)	(40.4)
Other balance sheet changes	2.0	2.6	0.1	—	0.1	14.7	19.5

Adjusted EBITDA	$28.1	$53.1	$59.7	$—	$0.3	$(8.9)	$132.3

June 30, 2007
Cash provided by operating activities	$39.2	$27.0	$43.4	$(0.8)	$(1.2)	$(28.4)	$79.2
Income tax expense	—	—	—	—	—	9.9	9.9
Interest, net	—	—	—	—	—	12.4	12.4
Working capital increases (decreases)	(6.4)	(0.6)	5.3	1.7	(3.1)	11.6	8.5
Other balance sheet changes	4.4	0.2	0.1	—	3.9	(14.2)	(5.6)

Adjusted EBITDA	$37.2	$26.6	$48.8	$0.9	$(0.4)	$(8.7)	$104.4

September 30, 2006
Cash provided by operating activities	$24.7	$39.4	$37.8	$0.8	$(2.0)	$(11.5)	$89.2
Income tax expense	—	—	—	—	—	2.8	2.8
Interest, net	—	—	—	—	—	8.1	8.1
Working capital increases (decreases)	(1.3)	0.7	2.8	(2.2)	2.1	(15.0)	(12.9)
Other balance sheet changes	3.9	3.8	0.5	—	0.2	8.9	17.3

Adjusted EBITDA	$27.3	$43.9	$41.1	$(1.4)	$0.3	$(6.7)	$104.5

Nine Months Ended
September 30, 2007
Cash provided by operating activities	$116.7	$94.7	$146.3	$(0.4)	$(4.8)	$(88.8)	$263.7
Income tax expense	—	—	—	—	—	25.1	25.1
Interest, net	—	—	—	—	—	38.4	38.4
Working capital increases (decreases)	(8.1)	0.2	4.6	(0.4)	(0.6)	2.0	(2.3)
Other balance sheet changes	4.7	3.6	—	—	4.0	(3.0)	9.3

Adjusted EBITDA	$113.3	$98.5	$150.9	$(0.8)	$(1.4)	$(26.3)	$334.2

September 30, 2006
Cash provided by operating activities	$121.6	$65.6	$82.2	$7.8	$5.6	$(60.5)	$222.3
Income tax expense	—	—	—	—	—	12.6	12.6
Interest, net	—	—	—	—	—	28.1	28.1
Working capital increases (decreases)	(3.6)	1.6	16.8	(1.1)	(5.2)	(12.4)	(3.9)
Other balance sheet changes	(8.6)	3.7	0.6	—	0.2	8.7	4.6

Adjusted EBITDA	$109.4	$70.9	$99.6	$6.7	$0.6	$(23.5)	$263.7

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RAYONIER

RECONCILIATION OF STATUTORY INCOME TAX TO REPORTED INCOME TAX

SEPTEMBER 30, 2007 (unaudited)

(millions of dollars, except percentages)

	Three Months Ended				Nine Months Ended
	September 30,		September 30,		September 30,		September 30,
	2007		2006		2007		2006
	$	%	$	%	$	%	$	%
Income tax provision at the U.S. statutory rate	$(27.7)	(35.0)	$(20.2)	(35.0)	$(57.7)	(35.0)	$(46.9)	(35.0)
REIT income not subject to federal tax	23.9	30.2	14.4	25.0	43.6	26.4	33.8	25.3
Lost deduction on REIT interest expense and overhead expenses associated with REIT activities	(3.8)	(4.9)	(2.8)	(4.9)	(9.8)	(5.9)	(8.7)	(6.5)
Foreign, state and local income taxes, foreign exchange rate changes and permanent differences	(0.1)	—	0.5	0.7	—	—	2.3	1.6

Income tax expense before discrete items *	$(7.7)	(9.7)	$(8.1)	(14.2)	$(23.9)	(14.5)	$(19.5)	(14.6)
Return to accrual adjustment	2.0	2.5	(1.2)	(2.1)	2.0	1.3	(0.3)	(0.2)
Taxing authority settlements and FIN 48 adjustments	(5.5)	(7.0)	4.8	8.3	(5.5)	(3.3)	5.3	4.0
Change in valuation allowance	3.6	4.6	—	—	3.6	2.1	—	—
Deferred tax adjustments / other	—	—	1.8	3.2	(1.3)	(0.8)	1.9	1.4

Income tax expense *	$(7.6)	(9.6)	$(2.7)	(4.8)	$(25.1)	(15.2)	$(12.6)	(9.4)

*	The effective tax rate before discrete items and excluding the forest fires loss was 13.7 percent for the nine months ended September 30, 2007. For the same period, the effective tax rate including discrete items and excluding the forest fires loss was 14.3 percent.

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